Exhibit 99.1

For further information:

At the Company:	At PondelWilkinson:	Corporate Headquarters Address:
Ron Santarosa	Robert Jaffee	3027 Townsgate Road, Suite 300
805-322-9333	310-279-5969	Westlake Village, CA 91361

FIRST CALIFORNIA REPORTS SIGNIFICANT INCREASE IN CORE EARNINGS
FOR THE 2012 FIRST QUARTER

-- Company to Host Conference Call Today at 11 a.m. Pacific Time --

WESTLAKE VILLAGE, Calif., April 26, 2012 – First California Financial Group, Inc. (Nasdaq:FCAL), the holding company of First California Bank, today reported net income for the 2012 first quarter ended March 31, 2012 of $2.6 million, compared with $15.6 million for the same quarter a year ago.  Net income available to common shareholders was $2.3 million, or $0.08 per diluted share, compared with $15.3 million, or $0.54 per diluted share, for the prior year first quarter.  The 2011 first quarter results included a non-recurring $34.7 million pre-tax gain related to the FDIC-assisted acquisition of San Luis Trust Bank.  Preferred dividends were $312,500 for each of the first quarters of 2012 and 2011.  At March 31, 2012, tangible book value per common share was $4.36.

“Our solid first quarter performance continued the Bank’s earnings momentum and reflect the investments and decisions we made in 2011 to strengthen our business and ramp up loan growth,” said C. G. Kum, president and chief executive officer of First California Financial Group.  “Our financial results for the quarter were driven by a doubling of fee income and a significant increase in net interest revenues.  Moreover, these results represent all core earnings stemming from effective balance sheet management which generated healthy and sustainable net interest margin.”

2012 First Quarter Financial Highlights
•	Net interest revenues jumped 27 percent from the same period a year ago on higher net interest margin;
•	Net interest margin improved to 4.14 percent from 3.52 percent from the year ago period;
•	Service charges, fees and other income more than doubled to $2.5 million from $1.2 million;
•	Operating expenses increased to $13.5 million from $12.1 million, while the efficiency ratio declined to 72 percent from 87 percent;
•	Provision for loan losses was $500,000, down from the year ago provision of $2.5 million;
•	Non-covered loans were up 8 percent and deposits were up 3 percent from year-end 2011;
•
Allowance for loan losses to non-covered loans was 1.80 percent; first quarter annualized net charge-offs were 0.03 basis points of average loans and non-covered nonperforming assets were 1.77 percent of total assets;

•	Tangible common book value per share was $4.36 and return on average tangible common equity was 8.41 percent.

Financial Results
For the 2012 first quarter, net interest income before the provision for loan losses, increased 27 percent to $16.2 million from $12.8 million for the 2011 first quarter.  The increase reflects a higher level of loans and securities and loan yields, as well as a decrease in interest rates paid on interest-bearing liabilities.  Interest income (discount accretion) on covered loans for the 2012 first quarter was $4.2 million.  2011 first quarter interest income (discount accretion) on covered loans was $2.3 million.  Net interest margin, on a taxable equivalent basis, rose to 4.14 percent from 3.52 percent for the 2011 first quarter.  The increase reflects a 3 percent rise in earning assets, a 6 percent improvement in earning asset yield, as well as a 27 percent decline in the cost of funds.

First California Financial Group, Inc	NASDAQ: FCAL
2-2-2

Service charges, fees and other income more than doubled to $2.5 million from $1.2 million for the 2011 first quarter, primarily due to the fee income of $1.2 million in the current quarter from the EPS division.  The Bank acquired the EPS division in the second quarter of 2011.

Noninterest income included a $111,000 loss on non-hedged derivatives and a $28,000 impairment loss on a $1.0 million community development-related equity investment.  For the 2011 first quarter noninterest income included a $1.1 million impairment loss on two private-label CMO securities.

Operating expenses for the 2012 first quarter were $13.5 million compared with $12.1 million for the 2011 first quarter.  Operating expenses exclude intangible amortization, integration/conversion expenses and foreclosed property gains, losses and expenses.  The increase reflects growth in the Bank’s workforce associated with the acquisitions of San Luis Trust Bank (SLTB) and the EPS division, as well as the addition of lending teams.  Employees at March 31, 2012 numbered 296 compared with 260 at the end of the same period a year ago.  The efficiency ratio was 72.17 percent for the 2012 first quarter compared with 86.53 percent for the same period last year and 75.69 percent for the fourth quarter of 2011. The efficiency ratio improved from the 2011 fourth quarter notwithstanding that expenses are generally higher in the first quarter due to annual merit increases and higher payroll taxes at the beginning of the year.

Core earnings, which represent income before taxes and exclude credit charges and non-recurring items such as gain on acquisitions, integration/conversion expense and securities transactions, were $4.6 million for the first quarter of 2012 compared with $1.5 million for the same period a year ago, an increase of 212 percent.

Non-covered loans grew 8 percent to $1.0 billion at March 31, 2012 from $936.1 million at December 31, 2011.  During the 2012 first quarter, the lending teams booked new loan commitments totaling $70 million.

At March 31, 2012, covered loans decreased to $127.7 million from $135.4 million at December 31, 2011.  The Bank’s covered non-performing assets declined by $2.6 million or 8 percent during the same period.

Non-interest checking deposits increased 7 percent from year-end 2011 and now represent 35 percent of total deposits.  The cost of all deposits, aided by the change in the mix of deposits, fell 46 percent to 38 basis points for the 2012 first quarter from 71 basis points for the same period last year.

Kum added, “Our main goals for 2012 are loan and deposit growth through organic growth initiatives, improve our efficiency ratio to the low 60’s by the fourth quarter and continue to increase core earnings.  Our strong first quarter has put us on track to achieve each of these goals.”

Asset Quality
At March 31, 2012, non-covered non-performing assets (the sum of non-covered loans past due 90 days and accruing, nonaccrual loans and foreclosed properties) improved to 1.77 percent of total assets compared with 1.89 percent at December 31, 2011.

The allowance for loan losses was $18.2 million, or 1.80 percent of non-covered loans, at March 31, 2012 compared with $17.7 million, or 1.90 percent of non-covered loans, at December 31, 2011.  Net loan charge-offs for the 2012 first quarter were $93,000, down substantially from $867,000 for the 2011 first quarter.  The provision for non-covered loan losses for the 2012 first quarter was $500,000, down from $2.5 million for the 2011 first quarter.

Capital resources
Shareholders’ equity was $227.6 million at March 31, 2012 compared with $223.1 million at December 31, 2011.  The Company’s book value per common share increased to $6.89 at March 31, 2012 from $6.75 at December 31, 2011.  Tangible book value per common share rose to $4.36 at March 31, 2012 from $4.19 at December 31, 2011.

First California Financial Group, Inc	NASDAQ: FCAL
3-3-3

At March 31, 2012, First California’s preliminary Tier 1 leverage capital ratio was 10.30 percent.  At the end of the 2011 fourth quarter, the Tier 1 leverage capital ratio was 10.33 percent, and the total risk-based capital ratio decreased to 16.88 percent from 17.32 percent at December 31, 2011.  The Company’s ratio of tangible common equity to tangible assets was 7.08 percent at March 31, 2012 and 7.05 percent at the end of the 2011 fourth quarter.  Total assets were $1.88 billion at March 31, 2012 compared with $1.81 billion at December 31, 2011.

Kum concluded, “In the 2012 first quarter, we made significant progress toward increasing profitability and increasing shareholder returns.  Solid loan bookings for the quarter combined with a healthy pipeline of new loans, sharper focus on expense management and improving net interest margin have enabled us to increase core earnings and position us to achieve our mid-range goal of a return on average tangible common equity in the teens.”

Use of Non-GAAP Financial Measures
This news release includes “non-GAAP financial measures” within the meaning of the Securities and Exchange Commission rules.  Tangible common equity as a percentage of tangible assets is a non-GAAP financial measure.  Tangible common equity to tangible assets represents tangible common equity, calculated as total shareholders’ equity less preferred stock and related dividend and accretion of preferred stock discount, goodwill and intangible assets, net, divided by tangible assets which are total assets less goodwill and other intangible assets, net.  Management believes that this measure is useful when comparing banks with preferred stock due to CPP or SBLF funding to banks without preferred stock on their balance sheet and for evaluating a company’s capital levels.  Core earnings represent income before taxes and exclude credit charges and other items such as gain on acquisitions, integration/conversion expense and securities transactions and are intended to represent recurring operating earnings.  Operating expenses exclude amortization of intangible assets and loss on and expense of foreclosed property and other items such as integration/conversion expenses related to acquisitions and are intended to represent normalized, recurring expenses.  This information is being provided in response to market participant interest in these financial metrics.  This information is not intended to be considered in isolation or as a substitute for the relevant measures calculated in accordance with U.S. GAAP.  The reconciliation of this non-GAAP financial measure to a GAAP financial measure is provided as an attachment to the financial tables.

Conference Call and Webcast
First California will hold a conference call today, April 26, 2012 at 11 a.m. Pacific (2 p.m. Eastern) to discuss the Company’s 2012 first quarter financial performance.  Investment professionals are invited to participate in the live call by dialing 877-317-6789 (domestic), 866-605-3852 (Canada) or 412-317-6789 (international) and requesting the First California conference call.  Other interested parties are invited to listen to the live call through a live, listen-only audio Internet broadcast at www.fcalgroup.com.  Listeners are encouraged to visit the Web site at least 15 minutes prior to the start of the call to register, download and install any necessary audio software.  For those who are not available to listen to the live broadcast, the call will be archived on the same Web site for one year.  A telephonic replay of the call will be available one hour after the end of the conference through May 10, 2012 by dialing 877-344-7529 (domestic) or 412-317-0088 (international) and entering replay passcode 10013124.

About First California
First California Financial Group, Inc. (NASDAQ:FCAL) is the holding company of First California Bank.  Founded in 1979 and with nearly $2 billion in assets, First California serves the comprehensive financial needs of small- and middle-sized businesses and high net worth individuals throughout Southern California.  Led by an experienced team of bankers, First California is committed to providing the best client service available in its markets, offering a full line of quality commercial banking products through 19 full-service branch offices in Los Angeles, Orange, Riverside, San Bernardino, San Diego, San Luis Obispo and Ventura counties.  The holding company’s website can be accessed at www.fcalgroup.com.  For additional information on First California Bank’s products and services, visit www.fcbank.com.

First California Financial Group, Inc	NASDAQ: FCAL
4-4-4

Forward-Looking Information
This press release contains certain forward-looking information about First California that is intended to be covered by the safe harbor for "forward-looking statements" provided by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements, and include statements related to the maintenance of First California’s asset quality and capital position, the Company’s ability to enhance efficiencies and manage costs and the expected continued progress in consolidating operations and the benefits of those activities, the monitoring of and management of risks in First California’s loan portfolio, the adequacy of sources of liquidity to support First California’s operations and strategic plans, the monitoring of and response to changing market conditions, and the status of the economy in the Southern California communities served by First California.  Such statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of First California. First California cautions readers that a number of important factors could cause actual results to differ materially from those expressed in, or implied or projected by, such forward-looking statements. Risks and uncertainties include, but are not limited to, revenues are lower than expected, credit quality deterioration which could cause an increase in the provision for credit losses, First California’s ability to complete future acquisitions, successfully integrate such acquired entities, or achieve expected beneficial synergies and/or operating efficiencies within expected time-frames or at all, changes in consumer spending, borrowing and savings habits, technological changes, the cost of additional capital is more than expected, a change in the interest rate environment reduces interest margins, asset/liability repricing risks and liquidity risks, general economic conditions, particularly those affecting real estate values, either nationally or in the market areas in which First California does or anticipates doing business are less favorable than expected, a slowdown in construction activity, volatility in the credit or equity markets and its effect on the general economy, loan delinquency rates, the ability of First California to retain customers, changes in the bank regulatory environment, demographic changes, demand for the products or services of First California as well as their ability to attract and retain qualified people, competition with other banks and financial institutions, First California’s level of small business lending, and other factors. If any of these risks or uncertainties materializes or if any of the assumptions underlying such forward-looking statements proves to be incorrect, First California's results could differ materially from those expressed in, or implied or projected by such forward-looking statements. First California assumes no obligation to update such forward-looking statements.  For a more complete discussion of risks and uncertainties, investors and security holders are urged to read the section titled "Risk Factors" in First California's Annual Report on Form 10-K and any other reports filed by it with the Securities and Exchange Commission ("SEC"). The documents filed by First California with the SEC may be obtained at the SEC's website at www.sec.gov. These documents may also be obtained free of charge from First California by directing a request to: First California Financial Group, Inc., 3027 Townsgate Road, Suite 300, Westlake Village, CA 91361. Attention: Investor Relations. Telephone (805) 322-9655.

# # #

(Financial Tables Follow)

First California Financial Group
Unaudited Quarterly Financial Results

(in thousands except for share data and ratios)
As of or for the quarter ended	31-Mar-12	31-Dec-11	30-Sep-11	30-Jun-11	31-Mar-11

Income statement summary
Net interest income	$ 16,169	$ 15,597	$ 15,618	$ 15,500	$ 12,779
Service charges, fees & other income	2,534	2,116	2,115	2,234	1,239
Loss on non-hedged derivatives	(111)	(60)	(24)	-	-
Loan sales and commissions	50	1	-	-	-
Operating expenses	13,454	13,362	12,081	12,557	12,130
Provision for loan losses	500	796	1,550	500	2,500
Foreclosed property (gain)loss & expense	(245)	(316)	(672)	486	5,252
Amortization of intangible assets	594	624	624	624	416
Gain on securities transactions	1	323	209	490	-
Integration/conversion expense	-	-	-	350	515
Gain on acquisition	-	1,720	-	466	34,736
Impairment loss on securities	28	321	-	-	1,066
Income before tax	4,312	4,910	4,335	4,173	26,875
Tax expense	1,727	2,048	1,819	1,756	11,287
Net income	$ 2,585	$ 2,862	$ 2,516	$ 2,417	$ 15,588
Net income available to
common shareholders	$ 2,272	$ 2,549	$ 900	$ 2,104	$ 15,275

Common shareholder data
Basic earnings per common share	$ 0.08	$ 0.09	$ 0.03	$ 0.07	$ 0.54
Diluted earnings per common share	$ 0.08	$ 0.09	$ 0.03	$ 0.07	$ 0.54
Book value per common share	$ 6.89	$ 6.75	$ 6.65	$ 6.77	$ 6.71
Tangible book value per common share	$ 4.36	$ 4.19	$ 4.08	$ 4.11	$ 4.21
Shares outstanding	29,267,465	29,220,079	29,220,079	28,410,079	28,214,721
Basic weighted average shares	29,238,560	29,220,079	29,077,144	28,372,740	28,177,635
Diluted weighted average shares	29,976,452	29,871,209	29,561,558	28,744,784	28,519,006

Selected ratios, yields and rates
Return on average assets	0.56%	0.62%	0.55%	0.52%	3.67%
Return on average tangible assets	0.66%	0.73%	0.65%	0.63%	3.82%
Return on average equity	4.60%	5.13%	4.57%	4.50%	30.68%
Return on average common equity	4.57%	5.17%	1.85%	4.42%	34.15%
Return on average tangible common equity	8.41%	9.58%	4.25%	8.49%	56.78%
Equity to assets	12.13%	12.31%	12.22%	12.07%	11.70%
Tangible equity to tangible assets	8.52%	8.54%	8.40%	8.21%	8.16%
Tangible common equity to tangible assets	7.08%	7.05%	6.90%	6.77%	6.75%
Tier 1 leverage capital ratio:
First California Bank	10.18%	10.18%	10.01%	9.54%	10.25%
First California Financial Group, Inc.	10.30%	10.33%	10.18%	9.77%	10.58%
Yield on loans	6.22%	6.37%	6.16%	6.24%	5.69%
Yield on securities	1.66%	1.74%	2.20%	2.16%	1.78%
Yield on federal funds sold and deposits w/banks	0.39%	0.24%	0.28%	0.29%	0.28%
Total earning assets yield	4.80%	4.72%	4.85%	4.84%	4.54%
Rate paid on interest-bearing deposits	0.58%	0.64%	0.76%	0.90%	0.95%
Rate paid on borrowings	3.19%	3.03%	2.88%	2.53%	3.22%
Rate paid on junior subordinated debt	4.67%	5.08%	5.01%	4.99%	4.90%
Total rate paid on interest bearing funds	0.95%	1.00%	1.11%	1.18%	1.30%
Net interest spread	3.85%	3.72%	3.75%	3.66%	3.24%
Net interest margin (tax equivalent)	4.14%	4.01%	4.05%	3.95%	3.52%
Cost of all deposits	0.38%	0.42%	0.51%	0.64%	0.71%
Efficiency ratio	72.17%	75.69%	68.22%	70.81%	86.53%

First California Financial Group
Unaudited Quarterly Financial Results
(in thousands except for share data and ratios)
As of or for the quarter ended	31-Mar-12	31-Dec-11	30-Sep-11	30-Jun-11	31-Mar-11

Balance sheet data - period end
Total assets	$ 1,876,315	$ 1,812,664	$ 1,804,901	$ 1,801,981	$ 1,830,433
Shareholders' equity	227,578	223,107	220,585	217,539	214,086
Common shareholders' equity	201,578	197,107	194,585	192,682	189,344
Tangible common shareholders' equity	127,565	122,500	119,354	116,827	118,870
Earning assets	1,611,349	1,546,480	1,527,751	1,519,374	1,556,980
Loans	1,138,331	1,071,515	1,067,196	1,091,528	1,125,890
Securities	441,738	453,735	332,285	316,496	311,094
Federal funds sold & other	31,280	21,230	128,270	111,350	119,996
Interest-bearing funds	1,112,577	1,087,637	1,086,122	1,131,617	1,265,399
Interest-bearing deposits	954,090	943,113	941,543	977,186	1,083,803
Borrowings	131,682	117,719	117,774	127,626	154,791
Junior subordinated debt	26,805	26,805	26,805	26,805	26,805
Goodwill and other intangibles	74,013	74,607	75,231	75,855	70,474
Deposits	1,471,035	1,425,269	1,414,602	1,406,714	1,411,676

Balance sheet data - period average
Total assets	$ 1,856,852	$ 1,817,821	$ 1,807,988	$ 1,856,148	$ 1,723,401
Shareholders' equity	225,578	221,427	218,539	215,626	206,063
Common shareholders' equity	199,578	195,427	193,338	191,013	181,378
Tangible common shareholders' equity	125,268	120,927	117,795	116,539	110,824
Earning assets	1,580,805	1,548,248	1,534,115	1,576,428	1,475,136
Loans	1,097,748	1,039,171	1,087,455	1,107,772	1,079,248
Securities	445,698	378,024	320,406	314,025	295,416
Federal funds sold & other	37,359	131,053	126,254	154,631	100,472
Interest-bearing funds	1,104,568	1,090,973	1,107,499	1,198,176	1,174,220
Interest-bearing deposits	946,659	946,419	954,874	1,032,406	1,004,881
Borrowings	131,104	117,749	125,820	138,965	142,534
Junior subordinated debt	26,805	26,805	26,805	26,805	26,805
Goodwill and other intangibles	74,445	74,919	75,543	74,474	70,563
Deposits	1,448,999	1,429,885	1,419,171	1,450,812	1,336,856

Asset quality data & ratios

Non-covered assets:
Loans past due 30 to 89 days & accruing	$ 2,214	$ 3,449	$ 6,948	$ 5,838	$ 2,392
Loans past due 90 days & accruing	-	-	24	-	544
Nonaccruing loans	14,553	13,860	15,845	17,792	21,186
Total past due & nonaccrual loans	$ 16,767	$ 17,309	$ 22,817	$ 23,630	$ 24,122

Foreclosed property	$ 18,709	$ 20,349	$ 18,406	$ 20,029	$ 20,855

Loans	$ 1,010,592	$ 936,103	$ 920,046	$ 918,907	$ 940,885

Net loan charge-offs	$ 93	$ 827	$ 2,078	$ 860	$ 867
Allowance for loan losses	$ 18,154	$ 17,747	$ 17,778	$ 18,306	$ 18,666
Allowance for loan losses to loans	1.80%	1.90%	1.93%	1.99%	1.98%

Covered assets:
Loans past due 30 to 89 days & accruing	$ 2,637	$ 2,906	$ 2,878	$ 4,145	$ 5,607
Loans past due 90 days & accruing	799	511	-	2,379	4,208
Nonaccruing loans	17,407	18,547	24,879	31,649	42,412
Total past due & nonaccrual loans	$ 20,843	$ 21,964	$ 27,757	$ 38,173	$ 52,227

Foreclosed property	$ 12,868	$ 14,616	$ 12,361	$ 5,636	$ 11,096

Loans	$ 127,739	$ 135,412	$ 147,150	$ 172,621	$ 185,005

Net loan charge-offs	$ -	$ -	$ -	$ -	$ -
Allowance for loan losses	$ -	$ -	$ -	$ -	$ -
Allowance for loan losses to loans	0.00%	0.00%	0.00%	0.00%	0.00%

First California Financial Group
Unaudited Quarterly Financial Results

	Three months ended March 31,
	2012	2011

(in thousands)
Interest income:
Interest and fees on loans	$ 16,990	$ 15,132
Interest on securities	1,771	1,311
Interest on federal funds sold and interest bearing deposits	36	69
Total interest income	18,797	16,512
Interest expense:
Interest on deposits	1,371	2,342
Interest on borrowings	944	1,060
Interest on junior subordinated debentures	313	331
Total interest expense	2,628	3,733
Net interest income before provision for loan losses	16,169	12,779
Provision for loan losses	500	2,500
Net interest income after provision for loan losses	15,669	10,279
Noninterest income:
Service charges on deposit accounts	831	897
Loan sales and commissions	50	-
Net gain on sale of securities	1	-
Impairment loss on securities	(28)	(1,066)
Loss on non-hedged derivatives	(111)	-
Gain on acquisition	-	34,736
Other income	1,703	342
Total noninterest income	2,446	34,909
Noninterest expense:
Salaries and employee benefits	7,876	6,068
Premises and equipment	1,535	1,539
Data processing	801	1,061
Legal, audit and other professional services	936	1,660
Printing, stationery and supplies	83	96
Telephone	227	166
Directors’ fees	129	106
Advertising, marketing and business development	523	369
Postage	57	56
Insurance and assessments	481	663
Net (gain) loss on and expense of foreclosed property	(245)	5,252
Amortization of intangible assets	594	416
Other expenses	806	861
Total noninterest expense	13,803	18,313
Income before provision for income taxes	4,312	26,875
Provision for income taxes	1,727	11,287
Net income	$ 2,585	$ 15,588

Net income available to common stockholders	$ 2,272	$ 15,275

First California Financial Group
Unaudited Quarterly Financial Results

(in thousands)	March 31,	December 31,
	2012	2011

Cash and due from banks	$ 42,629	$ 40,202
Interest bearing deposits with other banks	31,280	21,230
Securities available-for-sale, at fair value	441,738	453,735
Non-covered loans, net	992,438	918,356
Covered loans	127,739	135,412
Premises and equipment, net	18,633	18,480
Goodwill	60,720	60,720
Other intangibles, net	13,293	13,887
Cash surrender value of life insurance	12,776	12,670
Non-covered foreclosed property	18,709	20,349
Covered foreclosed property	12,868	14,616
FDIC shared-loss asset	63,984	68,083
Accrued interest receivable and other assets	39,508	34,924

Total assets	$ 1,876,315	$ 1,812,664

Non-interest checking	$ 516,945	$ 482,156
Interest checking	114,311	107,077
Money market and savings	492,323	486,000
Certificates of deposit, under $100,000	71,525	74,861
Certificates of deposit, $100,000 and over	275,931	275,175
Total deposits	1,471,035	1,425,269

Securities sold under agreements to repurchase	30,000	30,000
Federal Home Loan Bank advances	101,682	87,719
Junior subordinated debentures	26,805	26,805
Deferred tax liabilities, net	8,437	7,370
FDIC shared-loss liability	3,813	3,757
Accrued interest payable and other liabilities	6,965	8,637

Total liabilities	1,648,737	1,589,557

Total shareholders’ equity	227,578	223,107

Total liabilities and shareholders’ equity	$ 1,876,315	$ 1,812,664

FIRST CALIFORNIA FINANCIAL GROUP, INC.
RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON - GAAP FINANCIAL MEASURES
(unaudited)

(in thousands except for share data and ratios)	3/31/2012	12/31/2011

Total shareholders' equity	$ 227,578	$ 223,107
Less: Goodwill and intangible assets	(74,013)	(74,607)
Tangible equity	153,565	148,500
Less: Preferred stock	(26,000)	(26,000)
Tangible common equity	$ 127,565	$ 122,500

Total assets	$ 1,876,315	$ 1,812,664
Less: Goodwill and intangible assets	(74,013)	(74,607)
Tangible assets	$ 1,802,302	$ 1,738,057

Common shares outstanding	29,267,465	29,220,079

Tangible equity to tangible assets	8.52%	8.54%
Tangible common equity to tangible assets	7.08%	7.05%
Tangible book value per common share	$ 4.36	$ 4.19
	Three months ended
	3/31/2012	3/31/2011
Net income available to common shares	$ 2,272	$ 15,275
Add: amortization of intangible assets, net of tax	356	241
Net income available to tangible common shares	$ 2,628	$ 15,516

Noninterest expense	$ 13,803	$ 18,313
Less: amortization of intangible assets	(594)	(416)
Less: integration/conversion expenses	-	(515)
Less: gain(loss) on and expense of foreclosed property	245	(5,252)
Operating expenses	$ 13,454	$ 12,130

Noninterest income	$ 2,446	$ 34,909
Less: net gain on sale of securities	(1)	-
Add: impairment loss on securities	28	1,066
Add: loss on non-hedged derivatives	111	-
Less: loan sales and commissions	(50)
Less: gain on acquisitions	-	(34,736)
Service charges, fees & other income	$ 2,534	$ 1,239

Net interest income	$ 16,169	$ 12,779
Service charges, fees & other income	2,534	1,239
Loan sales and commissions	50	-
Loss on non-hedged derivatives	(111)	-
Operating revenues	$ 18,642	$ 14,018

Efficiency ratio (operating expenses/operating revenues)	72.17%	86.53%

Income before tax	$ 4,312	$ 26,875
Provision for loan losses	500	2,500
Foreclosed property (gain)loss & expense	(245)	5,252
Securities transactions & OTTI losses	27	1,066
Gain on acquisitions	-	(34,736)
Integration/conversion expense	-	515
Core earnings	$ 4,594	$ 1,472